UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2007, SMF Energy Corporation (the “Company) received written notification (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”), indicating that the minimum closing bid price of its common stock had fallen below $1.00 for 30 consecutive trading days, and therefore, the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(4). In accordance with the Nasdaq Marketplace Rule 4310(c)(8)(D), the Company has been provided a compliance period of 180 calendar days, or until June 25, 2008, to regain compliance. At this time, this notification has no effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

While the Company cannot control the trading prices of its stock in the market, there are various steps that can be taken by an issuer to alleviate a low stock price, including but not limited to a reverse stock split. The Company is actively considering all possible means to retain its Nasdaq listing, which it considers a valuable source of liquidity for its shareholders.

The Company’s press release, dated December 31, 2007, announcing receipt of the notice, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Description
99.1	Press Release of SMF Energy Corporation, dated December31, 2007, announcing receipt of Nasdaq notice regarding minimum bid price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December31, 2007	SMF ENERGY CORPORATION

By: /s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of SMF Energy Corporation, dated December 31, 2007, announcing receipt of Nasdaq notice regarding minimum bid price.